COMMON STOCK

SE

SOLAR ENERTECH CORP.

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 834156 10 1

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

SOLAR ENERTECH CORP.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated

SOLAR ENERTECH CORP. INCORPORATED DELAWARE

SECRETARY

PRESIDENT

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(Jersey City, NJ)
TRANSFER AGENT
AND REGISTRAR

BY:

AUTHORIZED OFFICER